GUARANTY


TO:   The Prudential Insurance Company of America
      Four Embarcadero Center
      Suite 2700
      San Francisco, California  94111

      The undersigned,  ___________________, a _______________ ("Guarantor"), is
a limited partner in Mission West Properties L.P. [ __________ ], a Delaware limited partnership (the "Partnership"), which is a joint and several obligor with respect to a $130,000,000 loan from The Prudential Insurance Company of America, a New Jersey corporation ("Lender"), pursuant to which the Partnership on September 22, 1998 has executed and delivered a promissory note (the "Note") in the original principal amount of One Hundred Thirty Million Dollars ($130,000,000) and a Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents and Proceeds (the "Deed of Trust"). The Note is secured and cross-collateralized by certain properties of the Partnership and three affiliated limited partnerships whose sole general partner is Mission West Properties, a California corporation, pursuant to the terms of the Deed of Trust. Loan proceeds of $________________ have been allocated to the Partnership under the loan terms (the "Partnership Principal") which are substantially less than the value of the properties of the Partnership secured by the Deed of Trust.

      Generally the terms of the Note and Deed of Trust provide that no partner in the Partnership shall have any personal liability with respect to the Note except as provided in Paragraphs 18(b) and (c) of the Note or as provided in this Guaranty when executed and delivered by a limited partner to Lender. Guarantor is providing this Guaranty in connection with the loan pursuant to Paragraph 18(b)(i) of the Note.

      1. ACKNOWLEDGMENT. Guarantor hereby acknowledges that the Partnership has obtained the aforementioned loan from Lender; and that the Partnership has executed and delivered the Note and Deed of Trust to Lender; and Guarantor hereby affirms and approves the same.

      2. AMOUNT OF GUARANTY. Guarantor shall be obligated to pay Lender pursuant to this Guaranty no more than that amount of the original principal of the Note which is provided under this paragraph (the "Guaranteed Amount") together with accrued and unpaid interest thereon. The initial Guaranteed Amount is
____________  _______________________  ($_____________).  The Guaranteed  Amount
shall be reduced simultaneously with each payment by the Partnership of original principal under the terms of the Note by an amount equal to ________ percent (__%) of each such payment, which is the same percentage as the Guaranteed Amount bears to the total original principal amount of Partnership Principal that has been guaranteed by limited partners of the Partnership. THIS GUARANTY DOES NOT OBLIGATE THE GUARANTOR FOR ANY EXISTING OR CONTINGENT LIABILITY OR OTHER OBLIGATION OF THE PARTNERSHIP UNDERTAKEN IN CONNECTION WITH THE NOTE OR DEED OF TRUST EXCEPT FOR THE GUARANTEED AMOUNT.

      3. CONDITIONS TO GUARANTY. Guarantor shall not be liable for any amount to Lender pursuant to this Guaranty unless all of the following conditions have been satisfied first: (a) there exists an event of default under the terms of the Note or Deed of Trust, (b) Lender has accelerated the payment of the Note in accordance with the terms of the Note and Deed of Trust, (c) Lender has made a demand on the Partnership for payment of all amounts then due under the Note,
(d) the Partnership has failed or refused to satisfy all amounts then due under the Note , (e) Lender has exercised all of its rights to the collateral of the Partnership securing the Note and has disposed of such collateral in accordance with the terms of the Note, Deed of Trust and other agreements respecting such collateral, (f) there remains unpaid principal and interest on the Note after Lender has exhausted its rights with respect to the collateral securing the Note (including, but not limited to, after taking into account the amount of any indebtedness owing under the Note applied toward Lender's purchase of any property securing the Note pursuant to a judicial foreclosure, nonjudicial foreclosure, or otherwise), (g) the Lender has exhausted all of its remedies and recourse to all other assets of the Partnership, and (h) Lender has demanded payment from Guarantor pursuant to written notice specifying the amount of principal under the Note then subject to this Guaranty, which shall in no event exceed the Guaranteed Amount, and delivered to Guarantor's address as set forth in the records of the Partnership.

      4. Guarantor hereby waives notice of acceptance hereof, of any action taken or omitted in reliance hereon, and of any defaults of the Partnership in the payment of any such sums or in the performance of any such covenants and agreements. Guarantor hereby agrees that none of the following shall in any manner release, affect or impair its liability under this Guaranty or require its consent thereto: (a) any amendment or modification of the Note or Deed of Trust issued thereunder, including the renewal or extension of any of the Note,
(b) any failure to realize proceeds from the sale of any property securing the Note provided that any such sale is effected in accordance with the terms of the agreements regarding Lender's security interest in such property.


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                             GUARANTY SIGNATURE PAGE


      5. This Guaranty shall be governed by the laws of the State of California without regard to principles concerning the conflict of laws.

      IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of September __, 1998.
                                    GUARANTOR


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                          By:  [ _______________________________
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